For Release at 4pm EDT Tuesday, May 4, 2004

Contacts:
Andrew Kaplan	Jonathan Korzen
Chief Financial Officer	Director of Public Relations
(973) 837-2734	(973) 837-2718
akaplan@audible.com	jkorzen@audible.com

AUDIBLE® REPORTS FIRST QUARTER RESULTS
HIGHLIGHTED BY 68% YEAR-OVER-YEAR
CONTENT AND SERVICES REVENUE GROWTH

Company Achieves First Quarter of GAAP Income from Operations

WAYNE, NJ, May 4, 2004— Audible, Inc. (OTC BB: ADBL), the leading provider of digitally delivered spoken word audio, today announced financial results for the first quarter of 2004.

First quarter financial and growth highlights include:

●	Consumer content and services revenue of $6.6 million, up 68% over the first quarter of 2003 and 17% over the fourth quarter of 2003.
●	The addition of 33,000 new customers in the first quarter, bringing total customer count to 344,000.
●
The company’s first quarter of positive GAAP net income from operations, as compared to a $237,000 loss from operations in the fourth quarter of 2003 and a $1.8 million loss from operations in the first quarter of 2003.

●	Free cash flow* of $312,000. This is the second consecutive quarter of positive free cash flow for Audible®.

“Audible has kicked off 2004 with a very strong first quarter,” noted Donald Katz, CEO and chairman, Audible, Inc. “We achieved the important milestone of positive net income from operations, and our performance in terms of financial, strategic, and operational progress exceeded our expectations. Audible is well positioned to capitalize on the positive environment for premium digital media services, and we continue to improve our audio products and open new channels to generate awareness of our brand.”

The Audible board of directors will seek shareholder approval of a reverse stock split at the company’s annual meeting on June 3, 2004. The company seeks to effect a reduction of common shares in order to complete the rationalization of its financial structure begun with the conversion of all preferred shares to common shares in recent months. The board believes that the reverse split will also increase the marketability and liquidity of Audible’s common stock and accelerate the Company’s re-listing of its common shares on Nasdaq.

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Other recent highlights:

●	Audible and Creative Labs® announced that Creative’s MP3 players, NOMAD® Jukebox Zen® and NOMAD MuVo®, will ship as AudibleReady® devices later in Q2 2004.
●	Audible and Rio Audio® announced that Rio’s Nitrus® and Cali® MP3 players will ship as AudibleReady devices in Q3 2004.
●	Audible offered free audio downloads of testimony given before the 9-11 Commission, also distributed by The New York Times Online.
●
More than 5,000 new hours of spoken word audio from Audible were integrated and offered for sale at Apple’s® industry-leading iTunes® Music Store, above and beyond the 20,000 hours supplied to iTunes in Q4 2003.

●	Device compatibility and marketing initiatives launched for the Sony® Clié®.
●	Support for Apple Macintosh® users with Palm OS-based devices such as the Treo 600® Smartphone and Sony Clié.
●	Audible and Amazon.com® launched an instant rebate promotion on AudibleReady devices from Amazon and Micro Center® when purchased with AudibleListener® membership.
●
New content distribution partnerships with Franklin Covey, publisher of the best selling audiobook of all time, The Seven Habits of Highly Effective People; Oversampling’s Soundwalk audio tours; Galaxy Press; Harry Shearer’s Le Show; and exclusive audio from comedian Greg Proops.

●
Feature coverage and positive reviews of the Audible service in The Wall Street Journal, The New York Times, International Herald Tribune, CNN Headline News, Automobile Club of New York’s Car & Travel magazine, The Washington Post, CBS MarketWatch.com, About.com, CNet.com, and The Guardian (UK).

Business Outlook
The Company currently expects to report 2004 total revenue in the range of $28 million to $30 million, up from $19.3 million in total revenue in 2003, reflecting a growth rate of 45% to 55% over 2003. Management also expects net income of $1 million to $1.4 million before dividend and preferred stock conversion charges, and free cash flow of $2 million to $2.4 million.

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Conference Call
Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss these results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for online access to the call. To participate in the call the dial-in number is (800) 218-0204. The replay of the call will be available 7:00 p.m. EDT on Tuesday, May 4 at (800) 405-2236, passcode 575984#. International replay: +1 (303) 590-3000, passcode 575984#.

*Use of Non-GAAP Measures
Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided (used) by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited financial statements.

To enhance the clarity of Audible’s operating expense presentation, certain operating expenses for historical periods in the attached Statements of Operations have been reclassified to conform with newly reclassified current presentation.

About Audible.com:
Audible.com, recently named the best consumer Web service by CNet.com, and one of the “Best of Today’s Web” by PC World, features daily audio editions of The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day—as well as Forbes, Harvard Business Review, Scientific American, and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Mary Higgins Clark, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson, and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air, and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady® portable digital audio players offered by leading consumer electronics and computer manufacturers.

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About Audible, Inc.:
Audible® (www.audible.com®) is the Internet's leading premium spoken audio source. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has more than 44,000 hours of audio programs from more than 165 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is Amazon.com's and the Apple iTunes Music Store’s pre-eminent provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Apple Corp., Creative Labs, Gateway, Inc., Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., PhatNoise Inc., RealNetworks, Inc., Rio Audio, Roxio, Inc., Sony Electronics, Texas Instruments Inc., and VoiceAge Corp.

Audible, www.audible.com, Audible Otis, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible’s limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company’s Securities and Exchange Commission filings.

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AUDIBLE INC. COMPARATIVE STATEMENTS OF OPERATIONS

	Three months ended

	March 31,	December 31,

	2004	2003

	(unaudited)	(unaudited)

Revenue, net:
Consumer content	$6,559,188	$5,607,316
Services	17,102	25,651

Total content and services	6,576,290	5,632,967
Hardware	181,717	177,062
Other	16,126	16,126

Total revenue, net	6,774,133	5,826,155

Operating expenses:
Cost of content and services revenue	2,093,262	1,884,174
Cost of hardware revenue	518,035	579,898
Operations	1,143,247	996,290
Technology and development	1,255,132	1,145,797
Marketing	1,152,286	898,110
General and administrative	567,178	558,918

Total operating expenses	6,729,140	6,063,187

Income (loss) from operations	44,993	(237,032)

Other income, (expense)
Interest income	14,967	10,268
Interest expense	(2,188)	-

Total other income, net	12,779	10,268

Income (loss) before state income tax benefit	57,772	(226,764)

State income tax benefit	-	250,408

Net income	57,772	23,644

Dividends on convertible preferred stock	(614,116)	(4,462,066)
Charges related to conversion of convertible preferred stock	(9,873,394)	-

Total preferred stock expense	(10,487,510)	(4,462,066)

Net loss applicable to common shareholders	$(10,429,738)	$(4,438,422)

Basic and diluted net loss per common share	$(0.19)	$(0.13)

Weighted average common shares outstanding	55,993,163	33,044,472

AUDIBLE INC. STATEMENTS OF OPERATIONS
	Three months ended
	March 31,

	2004	2003

	(unaudited)

Revenue, net:
Consumer content	$6,559,188	$3,887,585
Services	17,102	28,096

Total content and services	6,576,290	3,915,681
Hardware	181,717	177,215
Other	16,126	16,126

Total revenue, net	6,774,133	4,109,022

Operating Expenses:
Cost of content and services revenue	2,093,262	965,629
Cost of hardware revenue	518,035	548,304
Operations	1,143,247	973,850
Technology and Development	1,255,132	1,251,973
Marketing	1,152,286	1,463,064
General and administrative	567,178	709,875

Total operating expenses	6,729,140	5,912,695

Income (loss) from operations	44,993	(1,803,673)

Other income, (expense)
Interest income	14,967	5,915
Interest expense	(2,188)	-

Total other income, net	12,779	5,915

Net income (loss)	57,772	(1,797,758)

Dividends on convertible preferred stock	(614,116)	(363,649)
Charges related to conversion of convertible preferred stock	(9,873,394)	-

Total preferred stock expense	(10,487,510)	(363,649)

Net loss applicable to common shareholders	$(10,429,738)	$(2,161,407)

Basic and diluted net loss
per common share	$(0.19)	$(0.07)

Weighted average common shares outstanding	55,993,163	30,997,944

AUDIBLE INC. CONDENSED BALANCE SHEETS

	March 31,	December 31,
Assets	2004	2003

	(unaudited)

Current Assets
Cash and cash equivalents	$9,616,609	$9,074,987
Accounts receivable, net of allowance	337,086	245,641
Royalty advances	39,212	72,338
Prepaid expenses and other current assets	561,364	596,720
Inventory	188,552	99,936

Total current assets	10,742,823	10,089,622

Property and equipment, net	724,316	272,851
Other assets	419,328	418,524

Total Assets	$11,886,467	$10,780,997

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$687,985	$526,359
Accrued expenses and compensation	2,857,521	2,809,860
Royalty obligations, current	320,500	408,000
Equipment lease obligations, current	402,023	-
Deferred revenue and advances, current	868,136	873,520

Total current liabilities	5,136,165	4,617,739

Deferred cash compensation	55,000	58,750

Stockholders' Equity
Convertible preferred stock: Series A	-	13,027,375
Convertible preferred stock: Series B	-	1,137,500
Common stock	642,558	450,469
Additional paid-in capital	138,525,472	110,207,527
Deferred compensation and services	(205,312)	(239,425)
Notes due from stockholders for common stock	(55,000)	(58,750)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(132,027,676)	(118,235,448)

Total Stockholders' Equity	6,695,302	6,104,508

Total Liabilities and Stockholders' Equity	$11,886,467	$10,780,997

AUDIBLE INC. CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,

	2004	2003

	(unaudited)

Cash flows from operating activities:
Net income (loss)	$57,772	$(1,797,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	110,525	212,541
Services rendered for common stock and warrants	269,081	584,705
Non-cash compensation charge	34,113	73,278
Non-cash forgiveness of notes due from stockholders for common stock	-	198,995
Deferred cash compensation	(3,750)	-
Changes in assets and liabilities:
Accounts receivable, net	(91,445)	(51,567)
Royalty advances	33,126	(127,741)
Prepaid expenses and other current assets	36,581	125,486
Inventory	(88,616)	(140,243)
Other assets	(2,029)	-
Accounts payable	161,626	128,842
Accrued expenses and compensation	47,661	55,304
Royalty obligations	(87,500)	39,000
Deferred revenue and advances	(5,384)	(43,443)

Net cash provided by (used in) operating activities	471,761	(742,601)

Cash flows from investing activities:
Purchases of property and equipment	(159,967)	(22,618)

Net cash used in investing activities	(159,967)	(22,618)

Cash flows from financing activities:
Proceeds from exercise of common stock warrants	2,500	-
Proceeds from exercise of common stock options	223,578	-
Payments received on notes due from stockholders for common stock	3,750	-

Net cash provided by financing activities	229,828	-

Increase (decrease) in cash and cash equivalents	541,622	(765,219)

Cash and cash equivalents at beginning of period	9,074,987	2,822,080

Cash and cash equivalents at end of period	$9,616,609	$2,056,861

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$471,761	$(742,601)
Purchases of property and equipment	(159,967)	(22,618)

Non-GAAP Free Cash Flow	$311,794	$(765,219)

Non-cash financing activities:
Purchase of property and equipment through capital leases	$402,023	$-